                                                                       Exhibit 5

                         BRADLEY ARANT ROSE & WHITE LLP


                                November 5, 1998

Intrepid Capital Corporation
3918 Montclair Road
Suite 206
Birmingham, Alabama 35213

Gentlemen:

         In our capacity as counsel for Intrepid Capital Corporation, a Delaware corporation ("Intrepid"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by Intrepid with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the proposed reorganization involving Intrepid, Enviroq Corporation, a Delaware corporation ("Enviroq"), Freedom Holdings of Alabama, Inc., a Delaware corporation ("Sub-1"), Institutional Asset Management, Inc., a Florida corporation ("IAM"), IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), Capital Research Corporation, a Florida corporation ("CRC") and CRC Merger Sub, Inc., a Florida corporation ("Sub-3"), pursuant to which Enviroq, IAM and CRC each will be merged with and into Sub- 1, Sub-2 and Sub-3, respectively, with Enviroq, IAM and CRC being the surviving corporations in each case (the "Reorganization") and the issuance of up to 2,215,525 shares of common stock, per value $0.01 per share (the "Shares") of Intrepid in connection with the Reorganization. Pursuant to the Reorganization, each holder of shares of common stock of Enviroq, IAM and CRC will receive Shares of Intrepid. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

         (i) the Shares to be offered under the Registration Statement, to the extent actually issued pursuant to the Reorganization, will have been duly and validly authorized and issued and will be fully paid and nonassessable; and

         (ii) under the laws of the State of Delaware, no personal liability will attach to the ownership of the Shares.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL MATTERS" in the Proxy Statement/Prospectus and Offer to Redeem which is a part of the Registration Statement.

                                 Very truly yours,



                                 /s/ Bradley Arant Rose & White LLP